Exhibit 4.10

Date 27 February 2008

DRYSHIPS INC.

as Borrower

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed in Part A of Schedule 1

as Lenders

- and -

HSH NORDBANK AG

as Agent and Security Trustee

- and -

HSH NORDBANK AG

as Lead Arranger and Lead Bookrunner

- and -

BANK OF SCOTLAND PLC

as Joint Bookrunner

- and -

HSH NORDBANK AG

and

BANK OF SCOTLAND PLC

as Joint Underwriters

- and -

THE BANKS AND FINANCIAL INSTITUTIONS

listed at Part B of Schedule 1

as Swap Banks

SUPPLEMENTAL AGREEMENT

relating to revolving credit and term loan facilities

of (originally) up to US$518,750,000 in aggregate

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

		Page
Clause

1	INTERPRETATION	2

2	AGREEMENT OF THE CREDITOR PARTIES	3

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	4

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	4

6	FURTHER ASSURANCES	5

7	FEES AND EXPENSES	5

8	COMMUNICATIONS	6

9	SUPPLEMENTAL	6

10	LAW AND JURISDICTION	6

EXECUTION PAGES		8

THIS AGREEMENT is made on 27 February 2008

BETWEEN

(1)	DRYSHIPS INC, as Borrower;

(2)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Part A of Schedule I of the Loan Agreement, as Lenders;

(3)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany, as Agent;

(4)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany, as Security Trustee;

(5)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany, as Lead Arranger;

(6)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095 Hamburg, Federal Republic of Germany, as Lead Bookrunner;

(7)	BANK OF SCOTLAND PLC, acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9 DJ, Scotland, as Joint Bookrunner;

(8)	HSH NORDBANK AG, acting through its office at Gerhart-Hauptmann-Platz 50, D-20095, Hamburg, Federal Republic of Germany and BANK OF SCOTLAND PLC, acting through its office at Pentland House, 8 Lochside Avenue, Edinburgh EH12 9 DJ, Scotland, as Joint Underwriters; and

(9)	THE BANKS AND FINANCIAL INSTITUTIONS listed at Part B of Schedule I of the Loan Agreement, as Swap Banks.

BACKGROUND

(A)	By a loan agreement dated 31 March 2006 (as supplemented and amended by a supplemental letter dated 15 May 2006 and as further amended and supplemented by a supplemental agreement dated 28 November 2006 and further amended and restated by an amending and restating agreement dated 23 May 2007, the “Loan Agreement”) and made between (i) the Borrower, (ii) the Lenders, (iii) the Agent, (iv) the Security Trustee, (v) the Lead Arranger, (vi) the Lead Bookrunner, (vii) the Joint Bookrunner, (vii) the Joint Underwriters and (ix) the Swap Banks, the Lenders agreed to make available to the Borrower both term loan and short-term credit facilities of (originally) up to US$518,750,000 in aggregate.

(B)	The Borrower has made a request to the Agent that the Majority Lenders or, as the case may be, the Lenders give their consent:

(i)	to the discharge of the first priority Maltese mortgages and amendment mortgages over m.vs. “WAIKIKI”, “SOLANA”, “TORO”, “LANZAROTE”, “LACERTA”, “MENORCA”, “PARAGON” and “IGUANA” and the release of the Owners of such Ships from their obligations under the Finance Documents to which they are a party (the “Released Ships”);

(ii)	to the waiver of the mandatory prepayment required to be made pursuant to clause 8.9 of the Loan Agreement upon the discharge of the mortgage over each of the Ships referred to in paragraph (i) of this Recital (B); and

(iii)	the incurrence of further Financial Indebtedness by the Borrower with Nordea Bank Finland plc. in the amount of $243,000,000 and with certain other financial institutions in the amount of $170,000,000.

(C)	The Lenders consent to the Borrower’s request referred to in Recital (B) provided that (i) at all times there is available to the Borrower and all the other members of the Group an aggregate amount of not less than $40,000,000 and (ii) the Market Value Adjusted Net Worth for each Financial Year increases from $225,000,000 to $500,000,000.

(D)	This Agreement sets out the terms and conditions on which the Creditor Parties agree, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“Loan Agreement” means the loan agreement dated 31 March 2006 (as supplemented and amended by a supplemental letter dated 15 May 2006 and as further amended and supplemented by a supplemental agreement dated 28 November 2006 and amended and restated by an amending and restating agreement dated 23 May 2007) referred to in Recital (A); and

“Released Ships” means each of:

(a)	the 1995-built bulk carrier of 39,385 gross registered tons and 24,519 net registered tons registered in the ownership of Zatac Shipping Company Limited under Maltese flag with the name “WAIKIKI”;

(b)	the 1995-built bulk carrier of 39,279 gross registered tons and 24,360 net registered tons registered in the ownership of Felicia Navigation Company Limited under Maltese flag with the name “SOLANA”;

(c)	the 1995-built bulk carrier of 38,567 gross registered tons and 24,567 net registered tons registered in the ownership of Farat Shipping Company Limited under Maltese flag with the name “TORO”;

(d)	the 1996-built bulk carrier of 40,483 gross registered tons and 24,768 net registered tons registered in the ownership of Maternal Owning Company Limited under Maltese flag with the name “LANZAROTE”;

(e)	the 1994-built bulk carrier of 37,629 gross registered tons and 23,436 net registered tons registered in the ownership of Annapolis Shipping Company Limited under Maltese flag with the name “LACERTA”;

(f)	the 1997-built bulk carrier of 37,808 gross registered tons and 24,147 net registered tons registered in the ownership of Atlas Shipping Company Limited under Maltese flag with the name “MENORCA”;

(g)	the 1995-built bulk carrier of 38,205 gross registered tons and 24,113 net registered tons registered in the ownership of Lansat Shipping Company Limited under Maltese flag with the name “PARAGON”; and

(h)	the 1996-built bulk carrier 36,559 gross registered tons and 23,279 net registered tons registered in the ownership of Iguana Shipping Company Limited under Maltese flag with the name “IGUANA”.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement:

(a)	to discharge the Mortgages in respect of the Released Ships and the release of the Owners of the Released Ships from their obligations under the Finance Documents to which they are a party;

(b)	to waive the mandatory prepayment required pursuant to clause 8.9 of the Loan Agreement upon the discharge of the Mortgages in respect of the Released Ships; and

(c)	to approve the incurrence by the Borrowers of Financial Indebtedness (in addition to that incurred by means of the Loan and the Junior Loan) with Nordea Bank Finland plc and with certain other financial institutions in the amounts of $243,000,000 and $170,000,000 respectively.

2.2	Agreement of the Creditor Parties. The Creditor Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in Clause 2.1.

2.3	Effective Date. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Creditor Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in Schedule 5, Part A, paragraphs 3, 4 and 5 of the Loan Agreement in relation to the Borrower, updated with appropriate modifications to refer to this Agreement;

(b)	an original of this Agreement duly executed by the parties to it and counter-signed by each of the Owners of the Ships listed in Appendix I hereto, being the Ships upon which the Loan and the Junior Loan will be secured following the discharge of the Mortgages in respect of the Relevant Ships; and

(c)	the fees referred to in Clause 7 of this Agreement have been received in full by the Agent.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Creditor Parties that the representations and warranties in clause 10 of the Loan Agreement remain true and not misleading if repeated on the date of this Agreement.

4.2	Repetition of Finance Document representations and warranties. The Borrower and each of the other Security Parties represents and warrants to the Creditor Parties that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by deleting clause 12.4(c)(ii) thereof in its entirely:

(b)	by replacing the figure “$225,000,000” in clause 12.4(c)(iii) thereof with the figure “$500,000,000 and redesignating this clause as clause 12.4(c)(ii) of the Loan Agreement; and

(c)	by replacing the figure “$20,000,000 in clause 12.4(d) thereof with the figure “$40,000,000”.

5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement shall be, and shall be deemed by this Agreement to have been, amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.

6	FURTHER ASSURANCES

6.1	Borrower’s and each Security Party’s obligation to execute further documents etc. The Borrower and each Security Party shall:

(a)	execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the Borrower, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validity and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement, and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by the Borrower or any Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower or any Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fee. On the date of this Agreement, the Borrower shall pay to the Agent certain facility fees set out in the letter addressed to the Agent from the Borrower and dated the same date as this Agreement.

7.2	Expenses. The provisions of clause 20 (fees and expenses) of the Loan Agreement shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General. The provisions of clause 28 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

THIS AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Agreement.

EXECUTION PAGES

THE BORROWERS
SIGNED by for and on behalf of DRYSHIPS INC.	) ) )

THE LENDERS

LENDERS

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
BANK OF SCOTLAND PLC	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
ALLIANCE & LEICESTER	)
COMMERCIAL FINANCE PLC	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
BAYERISCHE HYPO-UND	)
VEREINSBANK AG	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
COMMERZBANK	)
AKTIENGESELLSCHAFT	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
DRESDNER BANK AG IN HAMBURG	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
NATIXIS (formerly known as	)
NATEXIS BANQUES POPULAIRES))

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
SUMITOMO MITSUI BANKING	)
CORPORATION	)

AGENT

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

SECURITY TRUSTEE

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

LEAD ARRANGER/LEAD BOOKRUNNER

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

JOINT BOOKRUNNER

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
BANK OF SCOTLAND PLC	)

JOINT UNDERWRITERS

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
BANK OF SCOTLAND PLC	)

SWAP BANKS

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
HSH NORDBANK AG	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
BANK OF SCOTLAND PLC	)

SIGNED by E. HATZIEFSTRATION	)	/s/ E. Hatziefstration
for and on behalf of	)
COMMERZBANK	)
AKTIENGESELLSCHAFT	)

Witness to all the	)	/s/ Vassiliki Georgopoulos
above signatures	)

Name:	Vassiliki Georgopoulos
Address:	WATSON, FARLEY & WILLIAMS SOLICITOR 2 DEFTERAS MERARCHIAS PIRAEUS 185 36–GREECE

COUNTERSIGNED this day      of February 2008 for and on behalf of the below companies each of which, by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this supplemental letter, that it agrees in all respects to the same and that the Finance Documents to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Loan Agreement.

for and on behalf of WEALTH MANAGEMENT INC.	for and on behalf of LANCAT SHIPPING COMPANY LIMITED

for and on behalf of TOLAN SHIPPING COMPANY LIMITED	for and on behalf of MALVINA SHIPPING COMPANY LIMITED

for and on behalf of ARLETA NAVIGATION COMPANY LIMITED	for and on behalf of SELMA SHIPPING COMPANY LIMITED

for and on behalf of ROYERTON SHIPPING COMPANY LIMITED	for and on behalf of SAMSARA SHIPPING COMPANY LIMITED

for and on behalf of BORSARI SHIPPING COMPANY LIMITED	for and on behalf of ONIL SHIPPING COMPANY LIMITED

For and on behalf of FABIANA NAVIGATION COMPANY LIMITED	for and on behalf of CELINE SHIPPING COMPANY LIMITED

for and on behalf of KARMEN SHIPPING COMPANY LIMITED	for and on behalf of THELMA SHIPPING COMPANY LIMITED

for and on behalf of ARGO OWNING COMPANY LIMITED	for and on behalf of KRONOS OWNING COMPANY LIMITED

for and on behalf of TETHYS OWNING COMPANY LIMITED	for and on behalf of SELENE OWNING COMPANY LIMITED

for and on behalf of GAIA OWNING COMPANY LIMITED	for and on behalf of TROJAN MARITIME CO.

for and on behalf of DIONE OWNING COMPANY LIMITED	for and on behalf of URANUS OWNING COMPANY LIMITED

for and on behalf of TEMPO MARINE CO.	for and on behalf of STAR RECORD OWNING COMPANY LIMITED

for and on behalf of REA OWNING COMPANY LIMITED	for and on behalf of PHOEBE OWNING COMPANY LIMITED